Exhibit 99.1

Press Contact

Mark Plungy

Director, Public Relations

+1 (650) 424-5630
mark.plungy@varian.com

Investor Relations Contact

J. Michael Bruff

Senior Vice President, Investor Relations

+1 (650) 424-5163
investors@varian.com

FOR IMMEDIATE RELEASE

Varian U.S. Tariff Exclusion Request Granted for Halcyon Radiotherapy System for Cancer Treatments

PALO ALTO, Calif. — December 24, 2018 — Varian (NYSE: VAR) today announced it received notification from the United States Trade Representative (USTR) that its exclusion request for Halcyon™ radiotherapy systems for cancer treatments, which are manufactured in China and subject to Section 301 tariffs, was granted.

“On behalf of the more than three million patients Varian technologies touch each year, we thank USTR and the U.S. government for recognizing the impact of Varian’s cancer treatment technology by excluding our Halcyon product from the current trade dispute, and we are hopeful that China will do the same,” said Dow Wilson, president and chief executive officer, Varian. “Varian remains dedicated to ensuring that our customers, and the patients they treat, are able to achieve new victories against cancer without any global disruption in access to our leading-edge technologies.”

Until further notice, the China tariffs on U.S. imports announced on August 23, 2018, remain in place. Additionally, Varian’s exclusion applications from U.S. Tariffs, for components sourced from China for linear accelerators manufactured in the U.S., are still pending with the USTR.

The U.S. tariff exception granted for Halcyon will have a less than $1M impact on financial results for the 2019 fiscal year. During its first quarter fiscal year 2019 conference call, which is scheduled for Wednesday, January 23, 2019, at 1:30 p.m. Pacific Time, management will provide more details related to this announcement. Until then, the company is currently in quiet period and will not be making any further comments.

About Varian
Varian is a leader in developing and delivering cancer care solutions and is focused on creating a world without fear of cancer. Headquartered in Palo Alto, California, Varian employs approximately 7,000 people around the world. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company's future orders, revenues, operating expenses, tax rate, cash flows, earnings growth or other financial results and the expected charges relating to the refinancing of the Maryland Proton Treatment Center loan; and any statements using the terms "could," "believe," "expect," "promising," "outlook," "should," "will" or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company's actual results to differ materially from those anticipated. Such risks and uncertainties include our ability to achieve expected synergies from acquisitions; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Tax Cuts and Jobs Act; the impact of  the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; new and potential future tariffs or a global trade war; demand for and delays in delivery of the company's products; the company's ability to develop, commercialize and deploy new products; the company's ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; the company's assessment of the goodwill associated with its proton business, risks associated with the company providing financing for the construction and start-up operations of proton centers, challenges associated with commercializing the company's proton business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company's reliance on sole or limited-source suppliers; the company's ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; and the other risks listed from time to time in the company's filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

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